Exhibit 99.1

TransCode Therapeutics, Inc. Announces Proposed Public Offering of Common Stock

July 22, 2024

BOSTON, July 22, 2024 (GLOBE NEWSWIRE) -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ) (“TransCode” or the “Company”), a clinical-stage RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced that it intends to offer to sell shares of its common stock (and/or pre-funded warrants (“Pre-funded Warrants”) in lieu thereof) in a best efforts public offering. All of the shares of common stock (and/or Pre-funded Warrants) are to be sold by the Company.

ThinkEquity is acting as the sole placement agent for the offering.

The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds from the offering primarily for product development activities, including one or more clinical trials with TTX-MC138, its lead therapeutic candidate, and related investigational new drug (IND) enabling studies, and for working capital and other general corporate purposes.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-268764), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 2022, and declared effective on December 16, 2022. The offering will be made only by means of a written prospectus forming part of the effective shelf registration statement. A preliminary prospectus supplement describing the terms of the offering, and an accompanying prospectus has been or will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties, including statements related to the completion of the offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “aim,” “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties and risks that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These risks and uncertainties include, but are not limited to: TransCode’s ability to satisfy the closing conditions related to the offering and the timing and completion of such closing, the use of the net proceeds of the offering, various other factors, and the continued listing of our common stock on the Nasdaq Capital Market. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement and in the preliminary prospectus supplement related to the offering described herein, and the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For Investor Relations Inquiries:

TransCode Therapeutics, Inc.

Tania Montgomery-Hammon, VP Business Development

Tania.montgomery@transcodetherapeutics.com